Exhibit 99.1

NEW JERSEY NATURAL GAS SUBMITS FILINGS TO NJBPU FOR CUSTOMER SAVINGS
AND FUTURE RECOVERY OF RELIABILITY INVESTMENTS

Submissions lower natural gas bills by 8.9 percent this upcoming winter heating season while advancing review for rate recovery of critical reliability investments

WALL, N.J., June 1, 2026 -- New Jersey Natural Gas (NJNG), the principal subsidiary of New Jersey Resources (NYSE: NJR), today announced it has submitted filings to the New Jersey Board of Public Utilities (NJBPU) that, taken together, provide customers with a 8.9% reduction in customer bills in advance of the 2026-2027 winter season – a $158 annual savings for the average residential customer – and rate stability while seeking recovery for investments in the continued delivery of safe, reliable natural gas service, which is the most affordable energy to heat homes and businesses.

Once all filings are implemented, NJNG anticipates that the overall net result will leave NJNG customer rates nearly flat compared to today’s rates.

"By strategically managing our gas supplies, NJNG is able to bring our customers meaningful bill savings for this upcoming winter heating season,” said Steve Westhoven, President and Chief Executive Officer of New Jersey Natural Gas. “The investments in system resiliency allow us to deliver heat to homes and businesses without disruption, especially during extreme weather, as we successfully did during this very challenging, abnormally cold, past winter.”

The submissions include: NJNG’s annual Basic Gas Supply Service (BGSS) and Conservation Incentive Program (CIP) filing, its Energy Efficiency filing, and a request to adjust base rates to reflect approximately $950 million in system investments that benefit customers but are not reflected in current rates.

The filings are being submitted together in a conscious way to deliver significant bill savings of approximately $158 per customer over the year beginning on October 1, 2026, or a reduction of 8.9 percent of the typical residential customer bill. At the same time, the base rate case is being intentionally timed for implementation near the end of the 2026-2027 winter period, when customer usage for home heating needs typically begins to drop.

This request is the beginning of the review process with the NJBPU, which typically results in a negotiated settlement. If approved as filed, NJNG’s request to recover on investments made in the system would be an increase of 12.7 percent, for the average residential heating customer using approximately 79 therms per month.

NEW JERSEY NATURAL GAS SUBMITS FILINGS TO NJBPU FOR CUSTOMER SAVINGS AND FUTURE RECOVERY OF RELIABILITY INVESTMENTS
Submissions lower natural gas bills by 8.9 percent this upcoming winter heating season while advancing review for rate recovery of critical reliability investments
“By seeking recovery of our critical reliability investments alongside cost reductions, we are able to provide a meaningful reduction in bills for the upcoming winter and then stabilize bills to remain nearly flat with current rates after the core heating season,” continued Westhoven.

8.9% Bill Savings for the Upcoming Heating Season

NJNG is positioned to deliver these savings to its customers this upcoming winter because of the responsible steps the company has taken to manage its gas portfolio ahead of and through the 2025 and early 2026 winter, along with reductions of the rate to recovery its energy efficiency program costs and its CIP rate, which normalizes customer bills and NJNG financial margins year-to-year to reflect fluctuations from weather and customer usage patterns.

The total savings being delivered to customers for the upcoming winter is approximately $98 million or $158 over the year for the typical residential household.

NJNG’s prudent gas purchases, hedging practices, and gas supply incentive programs allowed proactive purchases of the majority of its natural gas for the winter well in advance of the heating season, locking in prices when they are typically lower.  Over the life of these incentive programs, a total of $1.6 billion has been generated in direct bill savings for customers.

Recovery of System Investments

The approximately $950 million of investments for which NJNG is seeking recovery include reliability and safety upgrades to the extensive 7,500-mile pipeline network operated and maintained by the company to serve approximately 600,000 homes, businesses, and critical services. It also reflects costs of workforce wages, safety and environmental compliance enhancements, and the necessary replacement of a decades-old, customer-facing technology system that is being retired by the provider.

These investments in NJNG’s infrastructure and operations benefit customers, but are not reflected in current rates.

NEW JERSEY NATURAL GAS SUBMITS FILINGS TO NJBPU FOR CUSTOMER SAVINGS AND FUTURE RECOVERY OF RELIABILITY INVESTMENTS
Submissions lower natural gas bills by 8.9 percent this upcoming winter heating season while advancing review for rate recovery of critical reliability investments
“The majority of NJNG’s capital investments are to maintain the high-quality, safe and extraordinarily reliable service we provide to our customers,” added Westhoven.

NJNG’s system enhancement, renewal and reinforcement investments were made to infrastructure located in over 100 municipalities.  Notable investments covered in the filing include:

•
Upgrades to critical infrastructure, including looping and reinforcement projects, trunkline replacements and the replacement of vintage distribution mains and associated service lines to ensure the safety, reliability and integrity of its delivery systems and support mandates set forth in state and federal regulation.

•
The Jamesburg Replacement Project, a 6-mile transmission-scale project in Monmouth County that creates additional service resiliency by eliminating a single point of failure for service to more than 230,000 customers in Monmouth County.

•
Replacement of an aging, customer‑facing technology system that is being retired by its vendor – enhancements that improve our ability to service customers and that support our field, emergency response, dispatch and engineering operations.

•	Investment in cybersecurity consistent with industry standards to safeguard proprietary, personnel and customer information, as well as the operation of NJNG’s systems.

•	Increased labor, healthcare and other costs due to inflation that support NJNG’s union workforce.

Typically, the BPU’s rigorous review of base rate filings takes between nine and twelve months.

On this timeline, any final rate increase stemming from the filing will not take effect until the latter part of the 2026-2027 winter season, as customer usage begins to fall.  The average customer uses approximately 80% of their annual gas usage during the winter period.

As noted, NJNG anticipates that when all filings are implemented, customer rates will be nearly flat compared to where rates are today.

NEW JERSEY NATURAL GAS SUBMITS FILINGS TO NJBPU FOR CUSTOMER SAVINGS AND FUTURE RECOVERY OF RELIABILITY INVESTMENTS
Submissions lower natural gas bills by 8.9 percent this upcoming winter heating season while advancing review for rate recovery of critical reliability investments
Energy Assistance Available for Customers

NJNG knows that affordability matters, and we are committed to supporting our customers with expanded bill assistance and bill management programs. Customers can visit www.njng.com/energyassistance, email energyassist@njng.com or call 800-221-0051 to learn more about eligibility and available programs.

NJNG also provides access to financing of an expansive number of energy efficiency solutions, which can reduce annual customer costs by up to 30% annually.

Through SAVEGREEN®, NJNG’s energy efficiency program, customers can access energy-efficiency rebates and financing options for high-efficiency equipment to help save energy and money. For more information, visit www.savegreen.com.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as expectations regarding future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this release include, but are not limited to, certain statements regarding NJNG’s base rate case and investment programs, projected bill savings and stabilization, expected net rate outcome, projected customer savings amounts, future service reliability and rate levels, anticipated timing of rate implementation, expected regulatory process outcome, impacts of system investments.

NEW JERSEY NATURAL GAS SUBMITS FILINGS TO NJBPU FOR CUSTOMER SAVINGS AND FUTURE RECOVERY OF RELIABILITY INVESTMENTS
Submissions lower natural gas bills by 8.9 percent this upcoming winter heating season while advancing review for rate recovery of critical reliability investments
Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (“SEC”), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. Information included in this release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of new information, future events or otherwise, except as required by law.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a diversified energy infrastructure and energy services company that provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects providing residential and commercial customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River Energy Center and the Adelphia Gateway Pipeline, as well as a 50% equity ownership in the Steckman Ridge natural gas storage facility.

NEW JERSEY NATURAL GAS SUBMITS FILINGS TO NJBPU FOR CUSTOMER SAVINGS AND FUTURE RECOVERY OF RELIABILITY INVESTMENTS
Submissions lower natural gas bills by 8.9 percent this upcoming winter heating season while advancing review for rate recovery of critical reliability investments
•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its nearly 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as SAVEGREEN®.

For more information about NJR visit www.njresources.com

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